Exhibit 3.1

FORM OF

CERTIFICATE OF LIMITED PARTNERSHIP

OF

ANTERO MIDSTREAM PARTNERS LP

This Certificate of Limited Partnership of Antero Midstream Partners LP (the “Partnership”), dated                     , 2014, has been duly executed, and is filed pursuant to Sections 17-201 and 17-204 of the Delaware Revised Uniform Limited Partnership Act (the “Act”) to form a limited partnership under the Act.

1.                                      Name.  The name of the Partnership is Antero Midstream Partners LP.

2.                                      Registered Office; Registered Agent.  The address of the registered office required to be maintained by Section 17-104 of the Act is:

Corporation Trust Center

1209 Orange Street

Wilmington, DE 19801

The name and address of the registered agent for service of process required to be maintained by Section 17-104 of the Act are:

The Corporation Trust Company

Corporation Trust Center

1209 Orange Street

Wilmington, DE 19801

3.                                      General Partner. The name and the business, residence, or mailing address of the general partner are:

Antero Resources Midstream Management LLC

1615 Wynkoop Street

Denver, CO 80202

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Limited Partnership as of the date first written above.

GENERAL PARTNER:

ANTERO RESOURCES MIDSTREAM MANAGEMENT LLC

By:
Name:
Title:

SIGNATURE PAGE TO

CERTIFICATE OF LIMITED PARTNERSHIP OF

ANTERO MIDSTREAM PARTNERS LP